Exhibit 99.3

Lew Thompson & Son Trucking, Inc.,
Lew Thompson & Son Dedicated Inc.,
Josh Thompson Trucking, Inc.,
Lew Thompson & Son Dedicated Leasing, Inc.,
and
Lew Thompson & Son Leasing Inc.

Combined Financial Statements

For the period ended March 31, 2023

Table of Contents

Combined Financial Statements
Combined Balance Sheet	1
Combined Statement of Operations	2
Combined Statement of Changes in Stockholders' Equity	3
Combined Statement of Cash Flow	4
Notes to Combined Financial Statements	5

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC., LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED BALANCE SHEET
MARCH 31, 2023

2023
ASSETS
Current assets:
Cash and cash equivalents	$6,710,074
Accounts receivable, net of allowance of $12,000	4,765,583
Drivers' advances and other receivables	487,194
Inventory and supplies	1,014,890
Prepaid expenses	810,621
Income taxes receivable	132,305
Other short-term assets	120,299
Total current assets	14,040,966

Property and equipment, net	34,573,865
Right of use assets, net	1,997,072

Total assets	$50,611,903
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	253,989
Accrued expenses	1,679,432
Current portion of operating lease obligations	454,459
Insurance and claims accrual	95,763
Total current liabilities	2,483,643

Long-term portion of operating lease obligations	1,542,613
Total liabilities	4,026,256

Commitments and contingencies	-
Stockholders' equity:
Lew Thompson & Son Trucking, Inc. Class A common stock, $1.00 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000
Lew Thompson & Son Dedicated, Inc Class A common stock, $1.00 par value; 100,000 shares authorized; 300 shares issued and outstanding	300
Josh Thompson Trucking, Inc Class A common stock, $25.00 par value; 2,000 shares authorized; 12 shares issued and outstanding	300
Lew Thompson & Son Dedicated Leasing, Inc Class A common stock, $1.00 par value; 100,000 shares authorized; 20,000 shares issued and outstanding	20,000
Lew Thompson & Son Leasing, Inc Class A common stock, $1.00 par value; 250 shares authorized; 100 shares issued and outstanding	100
Additional paid-in-capital	5,094,254
Retained earnings	41,469,693
Total stockholders' equity	46,585,647
Total liabilities and stockholders' equity	$50,611,903

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC.,
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF OPERATIONS
PERIOD ENDED MARCH 31, 2023

2023
Revenues
Freight revenue	$14,584,113
Fuel surcharge revenue	2,823,170
Total revenue	$17,407,283

Operating expenses:
Salaries, wages, and related expenses	5,937,648
Fuel expense	3,308,707
Operations and maintenance	2,106,668
Operating taxes and licenses	54,983
Insurance and claims	322,072
Communications and utilities	75,266
General supplies and expenses	294,328
Depreciation and amortization	1,373,079
Other expenses	5,345
Gain on disposition of property and equipment, net	(141,500)
Total operating expenses	13,336,596
Operating income	4,070,687
Other income	116,415
Income before income taxes	4,187,102
Income tax expense	123,550
Net income	$4,063,552

The accompanying notes are an integral part of these combined financial statements

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC.,
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED MARCH 31, 2023

	Common Stock – Lew Thompson & Son Trucking, Inc.	Common Stock – Lew Thompson & Son Dedicated, Inc.	Common Stock – Josh Thompson Trucking, Inc.	Common Stock – Lew Thompson & Son Dedicated Leasing, Inc.	Common Stock – Lew Thompson & Son Leasing, Inc.	Additional Paid-In	Retained	Total Stockholders'
	Class A	Class A	Class A	Class A	Class A	Capital	Earnings	Equity
Balances at December 31, 2022	$1,000	$300	$300	$20,000	$100	$5,094,254	$42,166,048	$47,282,002
Distributions to stockholders	-	-	-	-	-	-	(4,759,907)	(4,759,907)
Net income	-	-	-	-	-	-	4,063,552	4,063,552
Balances at March 31, 2023	$1,000	$300	$300	$20,000	$100	$5,094,254	$41,469,693	$46,585,647

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC,.
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED MARCH 31, 2023

2023
Cash flows from operating activities:
Net income	$4,063,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,373,079
Gain on disposition of property and equipment	(141,500)
Changes in operating assets and liabilities:
Receivables and advances	1,442,946
Inventory and supplies	191,195
Prepaid expenses and other assets	(56,556)
Accounts payable and accrued expenses	(221,662)
Net cash flows provided by operating activities	6,651,054

Cash flows from investing activities:
Acquisition of property and equipment	(1,377,846)
Proceeds from disposition of property and equipment	141,500
Net cash flows used in investing activities	(1,236,346)

Cash flows from financing activities:
Distributions to shareholders	(4,759,907)
Net cash flows used in financing activities	(4,759,907)

Net change in cash and cash equivalents	654,801

Cash and cash equivalents at beginning of period	6,055,273
Cash and cash equivalents at end of period	$6,710,074

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$33,458

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC,.
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
MARCH 31, 2023

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Description and Principles of Combination

These combined financial statements include the accounts Lew Thompson & Son Trucking, Inc., an Arkansas corporation, Lew Thompson and Son Dedicated, Inc., an Arkansas corporation, Josh Thompson Trucking, Inc., an Arkansas corporation, Lew Thompson & Son Dedicated Leasing, Inc., an Arkansas corporation, and Lew Thompson & Son Leasing, Inc., an Arkansas corporation. References in this report to "we," "us," "our," the "Company," and similar expressions refer to the combined financial statements of the aforementioned companies.

All intercompany accounts and transactions have been eliminated in combination. The Company operates as a dedicated contract carrier primarily transporting poultry related feed and live haul freight within the United States.

Revenue Recognition

Revenue, drivers' wages, and other direct operating expenses are recognized proportionally as the transportation service is performed based on the percentage of miles completed as of the period end. Revenue is recognized on a gross basis at amounts charged to our customers because we control and are primarily responsible for the fulfillment of the promised service. Revenue includes transportation revenue, fuel surcharges, loading and unloading activities, equipment detention, and other accessorial services.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make decisions based upon estimates, assumptions, and factors we consider as relevant to the circumstances. Such decisions include the selection of applicable accounting principles and the use of judgment in their application, the results of which impact reported amounts and disclosures. Changes in future economic conditions or other business circumstances may affect the outcomes of our estimates and assumptions. Accordingly, actual results could differ from those anticipated.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less at acquisition to be cash equivalents. Additionally, we are also subject to concentrations of credit risk related to deposits in banks in excess of the Federal Deposit Insurance Corporation limits. For the period ended March 31, 2023, we maintained cash in one bank that exceeded the FDIC limit of $250,000.

Accounts Receivable and Concentration of Credit Risk

We extend credit to our customers in the normal course of business, which are generally due within 30-45 days of the services performed. We perform ongoing credit evaluations and generally do not require collateral. Trade accounts receivable are recorded at their invoiced amounts reduced by an allowance for doubtful accounts, if necessary, which reflects management’s best estimate of the amounts that will not be collected. Receivable balances are written off when collection is deemed unlikely.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. For the period ended March 31, 2023 three customers accounted for 10% or more of total accounts receivable at 46.4%, 27% and 11.4% and two customers accounted for 10% or more of total revenues at 45.8% and 41.1%, respectively.

The carrying amount reported in the combined balance sheet for accounts receivable approximates fair value due to the short collection period for receivables.

Inventories and Supplies

Inventories and supplies consist of parts, tires, fuel, and supplies. Tires on new revenue equipment are capitalized as a component of the related equipment cost when the tractor or trailer is placed in service and recognized through depreciation over the life of the vehicle. Replacement tires and parts on hand at period end are recorded at the lower of cost or net realizable value with cost determined using the first-in, first-out (FIFO) method. Replacement tires are expensed when placed in service.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the assets to an estimated salvage value. We annually review the reasonableness of our estimates regarding useful lives and salvage values of our revenue equipment and other long-lived assets based upon, among other things, our experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice. Changes in the useful life or salvage value estimates, or fluctuations in market values that are not reflected in our estimates, could have a material effect on our results of operations.

Pursuant to applicable accounting standards, revenue equipment and other long-lived assets are tested for impairment whenever an event occurs that indicates impairment may exist. Undiscounted expected future cash flows are used to analyze whether an impairment has occurred. If the sum of expected undiscounted cash flows is less than the carrying value of the long-lived asset, then an impairment loss is recognized. We measure the impairment loss by comparing the fair value of the asset to its carrying value. Fair value is determined based on a discounted cash flow analysis or the appraised value of the assets, as appropriate. There were no impairment events during the period ended March 31, 2023.

Insurance and Other Claims

Given the nature of the Company’s operating environment, the Company has, and in the future may, become subject to vehicle liability claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $50,000. The Company also maintains insurance coverage for health insurance claims over a certain amount per claim and is fully insured for all workers’ compensation claims.

The Company remains liable, subject to the limits discussed above, for vehicle liability claims incurred. The amount of loss reserves and loss adjustment expenses related to these claims is determined based on an estimation process that uses information obtained from Company-specific data. The estimation process requires management to continuously monitor and evaluate the life cycle of these outstanding claims and estimate the ultimate settlement costs of these claims.

Income Taxes

For federal and state income tax returns, Lew Thompson & Son Trucking, Inc. (the Company), an Arkansas corporation, including the accounts of the Company, Lew Thompson & Son Dedicated, Inc., Josh Thompson Trucking, Inc., Lew Thompson & Son Dedicated Leasing, Inc., and Lew Thompson & Son Leasing Inc. have elected to be taxed as an S corporation under the Internal Revenue Code. Under this election, taxable income of these entities is allocated to its shareholders and no income tax is payable by the Company, except in certain states that do not recognize this election. Some of the states allow a pass-through entity to elect to be taxed at the entity level and allow owners to exclude from their taxable income any income which is taxed directly by the pass-through entity, and the company records income tax similar to entity-level tax for ASC 740 (Income Taxes) purposes. For the first quarter 2023, the company recognized pass-through entity income tax in the amount of $123,550.

For fiscal period ended March 31, 2023, the Company determined that there were no uncertain tax positions as a result of applying the guidance in ASC 740, Income Taxes. Accordingly, there was no provision for any uncertain tax positions in the consolidated financial statements for the period ended March 31, 2023, and the Company recognized no interest or penalties during those periods. In the event that an uncertain tax position would require the Company to recognize interest and penalties, these expenses would be recognized in interest expense and operating expenses, respectively. Tax years 2018 through 2023 remain open to examination by the tax authorities under the statute of limitations.

Lease Accounting

At the commencement date of a new lease agreement with contractual terms longer than twelve months, we recognize an asset and a lease liability on the balance sheet and categorize the lease as either finance or operating. Certain lease agreements have lease and non-lease components, and we have elected to account for these components separately.

Right-of-use assets and lease liabilities are initially recorded based on the present value of lease payments over the term of the lease. When the rate implicit in the lease is readily determinable, this rate is used for calculating the present value of remaining lease payments; otherwise, our incremental borrowing rate is used. The incremental borrowing rate represents an estimate of the interest rate we would incur at the lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease. Options to extend or terminate a lease agreement are included in or excluded from the lease term, respectively, when those options are reasonably certain to be exercised. Right-of-use assets are tested for impairment in the same manner as long-lived assets.

Operating lease right-of-use assets are amortized over the lease term on a straight-line basis, and the lease liability is measured at the present value of the remaining lease payments. Operating lease costs are recognized on a straight-line basis over the term of the lease within operating expenses.

2.	PROPERTY AND EQUIPMENT

A summary of property and equipment, at cost, as of March 31, 2023 is as follows:

	Estimated Useful Lives (Years)	2023
Revenue equipment	3 - 10	$53,556,376
Communications equipment	5 - 10	50,403
Land and improvements	0 - 15	46,805
Buildings and leasehold improvements	7 - 40	7,733
Other	2 - 10	2,212,729
		55,874,046
Less accumulated depreciation		21,300,181
		$34,573,865

Depreciation expense was $1,373,079 million in 2023. This depreciation expense excludes net gains on the sale of property and equipment totaling $141,500 million in 2023.

3.	LEASES

Our operating lease obligations do not typically include residual value guarantees or material restrictive covenants.

A summary of our lease obligations for the three months ended March 31, 2023 are as follows:

Three Months Ended
March 31, 2023

Operating lease cost	$162,000

Total lease cost	$162,000

Other information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$106,958
Right-of-use assets obtained in exchange for new operating lease liabilities	$-
Weighted-average remaining lease term—operating leases	3.8 years
Weighted-average discount rate—operating leases	11.2%

At March 31, 2023, we had right-of-use assets of $1,997,072 for operating leases in our combined balance sheet. Operating lease right-of-use asset amortization is included in general supplies and expenses in the combined statement of operations.

Our future minimum lease payments as of March 31, 2023, are as follows:

Operating
2023	$486,000
2024	648,000
2025	648,000
2026	648,000
Total minimum lease payments	$2,430,000
Less: amount representing interest	(432,928)
Present value of minimum lease payments	$1,997,072
Less: current portion	(454,459)
Lease obligations, long-term	$1,542,613

4.	EMPLOYEE BENEFIT PLANS

401k Deferral Plan

We have a deferred 401k plan under which all of our employees with at least 90 days of service are eligible to participate. Employees may contribute a percentage of their annual compensation up to the maximum amount allowed by the Internal Revenue Code. We may make discretionary contributions as determined by the owners. No discretionary contributions were made in 2023. We made contributions of $10,995 in 2023 to the 401k deferral plan.

5.	RELATED PARTY TRANSACTIONS

Summary of Related Party Transactions

During the period ended March 31, 2023, Lew Thompson & Son Trucking, Inc. engaged in the following related party transactions:

•	The Company leases certain properties from Lew Thompson and Son Real Estate, Inc., Josh Thompson Properties, LLC and Lew Thompson and Son Trucking, Inc.
•	Thompson QOZB Ozark, LLC is owned by the major shareholder’s and has property leased by the Company for $0 which the Company uses to park excess equipment in Arkansas.
•	Lew Thompson & Son Petroleum, Inc. is owned by the major shareholder’s and Office Manager and has property leased by the Company for $0 which the Company uses to park excess equipment in Arkansas.
•	Thompson Poultry Bedding, LLC is owned by the major shareholder’s and paid the Company approximately $28,072 for maintenance services provided by the Company during the first quarter of 2023.
•	Thompson Ready Mix, Inc. is owned by the major shareholder’s and paid the Company approximately $20,839 for maintenance services provided by the Company during the first quarter of 2023.

6.	COMMITMENTS AND CONTINGENT LIABILITIES

From time-to-time, we are a party to ordinary, routine litigation arising in the ordinary course of business, most of which involves claims for personal injury and/or property damage incurred in connection with the transportation of freight. The Company’s insurance coverage for individual vehicle claims (including related bodily injury and property damage claims) provides for insurance levels with primary and excess coverage which management believes to be sufficient to adequately protect the Company from catastrophic claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $50,000, and has a casualty reserve in the amount of $40,000 accrued for payment of estimated claims, along with a $45,000 reserve for group health insurance claims at March 31, 2023.

In the normal course of business, the Company is also involved in various additional lawsuits, claims and other legal matters. The Company is of the opinion that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Company’s future financial position, results of operations, or cash flows.

7.	SUBSEQUENT EVENT

On April 26, 2023, the Company completed the sale of Lew Thompson & Son Trucking, Inc., Lew Thompson & Son Dedicated, Inc., Josh Thompson Trucking, Inc., Lew Thompson & Son Dedicated Leasing, Inc., and Lew Thompson & Son Leasing Inc. to Covenant Logistics Group, Inc., a Nevada Corporation.  Under the terms of the agreement, the Company sold 100% of the outstanding stock of Lew Thompson & Son in exchange for a closing enterprise value of approximately $100 million plus an earnout of up to $30 million depending on the results achieved by the business over the three following calendar years. The Company’s tax status changed as a result of the acquisition, however, this change did not have a material impact to the financial statements of the Company.

Subsequent events were evaluated through the date the financial statements were issued on November 15, 2023.

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